Exhibit 10.60

FORM OF

AMENDMENT

RAYTHEON COMPANY CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment (the “Amendment”) amends the Raytheon Company Change in Control Severance Agreement (the “Agreement”) dated as of                  , 200    , as previously amended, by and between Raytheon Company (the “Company”) and the individual signing below as Executive (“Executive”) as follows, effective as of January 1, 2010:

1.	Section 1.9(viii) is amended by deleting the current text in its entirety and replacing it with the following provision:

(viii)	fringe benefits pursuant to all welfare, benefit and retirement plans under which Executive and Executive’s family are eligible to receive benefits or coverage as of a Change in Control, including but not limited to life insurance, hospitalization, disability, medical, dental, pension and thrift plans, but excluding car allowance, excess liability insurance, financial planning, and executive physicals.

2.	Section 5.1 is amended by adding the following new section (v) at the end of the current provision:

(v)	This Section 5.1 shall not apply with respect to any Payment made after a Change in Control that occurs on or after January 1, 2012, and no Gross-Up Payment shall be made with respect to such a Payment.

In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment.

Raytheon Company	Executive

By:
(Signature)

(Print Name)

, 200